AMENDMENT NO. 1

TO THE

SUBSCRIPTION AGREEMENT

This AMENDMENT NO. 1 dated as of the 10th day of March, 2006 (the “Amendment”) to the Subscription Agreement, dated as of January 31, 2006 (the “Subscription Agreement”), by and among Fortissimo Capital Fund GP, L.P., Fortissimo Acquisition Corp. (the “Corporation”) and Proskauer Rose LLP. Capitalized terms not defined herein shall have the meanings ascribed to them in the Subscription Agreement.

WHEREAS, the Corporation has filed a registration statement in connection with its initial public offering of securities, which is being underwritten by EarlyBirdCapital, Inc. (“EarlyBirdCapital”); and

WHEREAS, the parties to the Subscription Agreement wish to amend the agreement to restrict transferability of the Insider Units by Fortissimo Capital Fund GP, L.P. without the prior written consent of EarlyBirdCapital;

NOW, THEREFORE, in consideration of the premises and agreements herein contained, and for other good and valuable consideration and intending to be legally bound hereby, the parties hereto agree as follows:

1.	The first sentence of the fourth paragraph of the Subscription Agreement may not be amended, modified in any way, or otherwise waived, except with the prior written consent of EarlyBirdCapital.

2.
Except as otherwise specified, this Amendment shall not amend or modify any other provisions of the Subscription Agreement, and such Subscription Agreement, as herein modified, is hereby ratified and confirmed and shall remain in full force and effect.

3.
This Amendment may be executed in two or more counterparts (including counterparts executed and delivered by facsimile, which shall be treated as counterparts executed and delivered manually), and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.
Each of this Amendment and the Subscription Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Subscription Agreement, as of the day, month and year first above written.

FORTISSIMO CAPITAL FUND GP, L.P.

By: /s/ Yuval Cohen
Name: Yuval Cohen
Title: Managing Partner

FORTISSIMO ACQUISITION CORP.

By: /s/ Yuval Cohen
Name: Yuval Cohen
Title: Chairman of the Board and
Chief Executive Officer

PROSKAUER ROSE LLP

By: /s/ Brian B. Margolis
Name: Brian B. Margolis
Title: Partner

EARLYBIRDCAPITAL, INC.

By: /s/ Steven Levine
Name: Steven Levine
Title: Managing Director